Exhibit 3(a)


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            MDU RESOURCES GROUP, INC.


          MDU RESOURCES GROUP, INC. (formerly known as Montana-Dakota Utilities Co. and originally incorporated as Minnesota Northern Power Co.) hereby restates its Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 14, 1924. This Restated Certificate of Incorporation merely restates and integrates, but does not further amend, the Certificate of Incorporation, as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation is duly adopted by the Board of Directors of MDU Resources Group, Inc. ("Corporation") in accordance with Section 245 of the Delaware General Corporation Law.

          FIRST. The name of this Corporation is MDU RESOURCES GROUP, INC. (the "Corporation").

          SECOND. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Included within this purpose, without limiting the generality of the foregoing sentence is (1) to own and operate electric and gas public utility systems and (2) to transact business as a multidimensional natural resource company.

          The Corporation shall have and exercise all the powers conferred upon corporations by the General Corporation Law of Delaware.

          FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Fifty-Two Million (252,000,000) divided into four classes, namely, Preferred Stock, Preferred Stock A, Preference Stock, and Common Stock. The total number of shares of such Preferred Stock authorized is Five Hundred Thousand (500,000) shares of the par value of One Hundred Dollars ($100) per share (hereinafter called the "Preferred Stock") amounting in the aggregate to Fifty Million Dollars ($50,000,000). The total number of shares of such Preferred Stock A authorized is One Million (1,000,000) shares without par value (hereinafter called the "Preferred Stock A"). The total number of shares of such Preference Stock authorized is Five Hundred Thousand (500,000) shares without par value (hereinafter called the "Preference Stock"). The total number of shares of such Common Stock authorized is Two Hundred Fifty Million (250,000,000) of the par value of One and no/100 Dollars ($1.00) per share (hereinafter called the "Common Stock"), amounting in the aggregate to Two Hundred Fifty Million Dollars ($250,000,000).


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          The Preferred Stock and the Preferred Stock A shall rank equally with no preference or priority of the Preferred Stock over the Preferred Stock A or of the Preferred Stock A over the Preferred Stock with respect to earnings, and assets upon liquidation, dissolution or winding up of the Corporation, and the Preferred Stock and the Preferred Stock A shall be senior to the Preference Stock with respect to earnings, and assets upon liquidation, dissolution or winding up of the Corporation, and the Preference Stock in turn shall be senior to the Common Stock with respect thereto.

          The description of such classes of stock, and the designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof are as follows:

          1. The Preferred Stock may be issued from time to time either (a) as Preferred Stock of a series to be designated 4.50% Series Preferred Stock, or (b) if so determined from time to time by resolution or resolutions adopted by the Board of Directors either in whole or in part as one or more other series, each series to be appropriately designated by distinguishing number, letter or title prior to the issue of any shares thereof. One Hundred Thousand (100,000) shares of the Preferred Stock are hereby designated as 4.50% Series Preferred Stock. The number of shares of the Preferred Stock so designated as 4.50% Series Preferred Stock may be increased (but not above the number of shares then authorized) or decreased (but not below the number of shares thereof then outstanding) by a resolution or resolutions adopted by the Board of Directors in the same manner as the Board may by resolution create other series of the Preferred Stock.

          2. The Preferred Stock of all series shall be of the same class and of equal rank and shall be identical in all respects except that

          (a) the maximum dividend rate of the 4.50% Series Preferred Stock shall be four and fifty hundredths per cent (4.50%) per annum, and the maximum dividend rate of the Preferred Stock of each other series shall be such rate as shall have been fixed and determined by the Board of Directors to accrue in respect of the shares of stock of each such other series from a date to be determined as hereinafter provided;

          (b) the amount per share which the Preferred Stock shall be entitled to receive as a premium in case of the redemption thereof shall be Five Dollars ($5.00) per share in the case of the 4.50% Series Preferred Stock, and in the case of each other series of the Preferred Stock shall be such amount, if any, as shall have been fixed and determined by the Board of Directors;

          (c) a sinking fund or other retirement obligation may be provided for each series of the Preferred Stock, other than the 4.50% Series Preferred Stock, at such rate and on such terms as shall have been fixed and determined by the Board of Directors in respect of the shares of stock of each such series;

          (d) the shares of each series of the Preferred Stock, other than the 4.50% Series Preferred Stock, may be made convertible into, or


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               exchangeable for, shares of any other class or classes, or of any other series of the same or of any other class or classes, of stock of the Corporation, at such price or prices, or at such rates of exchange and with such adjustments as shall have been fixed and determined by the Board of Directors in respect of the shares of stock of each such series; and

          (e) the shares of each series of the Preferred Stock, other than the 4.50% Series Preferred Stock, shall possess such voting power, in addition to that provided for in paragraph 13, as shall have been fixed and determined by the Board of Directors in respect of the shares of stock of each such series.

          The description and terms of the Preferred Stock of each series in the foregoing particulars (except as in this section fixed and determined in respect of the 4.50% Series Preferred Stock) shall be fixed and determined by the Board of Directors at the time of the authorization of the issue of the original shares of each such other series. All shares of each series shall be alike in every particular.

          3. The Preferred Stock A may be issued from time to time by resolution or resolutions adopted by the Board of Directors, either in whole or in part as one or more series, each series to be appropriately designated by distinguishing number, letter or title prior to the issue of any shares thereof.

          4. The Preferred Stock A of all series shall be of the same class and of equal rank and shall be identical in all respects except that

          (a) the maximum dividend rate of the Preferred Stock A of each series shall be such rate as shall have been fixed and determined by the Board of Directors to accrue in respect of the shares of stock of each such series from a date to be determined as hereinafter provided;

          (b) the terms and conditions on which the shares of each series may be redeemed and in the amount or amounts per share which the Preferred Stock A of each series shall be entitled to receive in case of the redemption thereof shall be such as shall have been fixed and determined by the Board of Directors for each such series;

          (c) the amount per share which the Preferred Stock A of each series shall be entitled to receive in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, shall be such amount as shall have been fixed and determined by the Board of Directors for such purpose for each such series;

          (d) a sinking fund or other retirement obligation may be provided for any or all series of the Preferred Stock A, at such rate and on


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               such terms as shall have been fixed and determined by the Board of Directors in respect of the shares of stock of each such series;

          (e) the shares of any or all series of the Preferred Stock A may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same or of any other class or classes, of stock of the Corporation, at such price or prices, or at such rates of exchange and with such adjustments as shall have been fixed and determined by the Board of Directors in respect of the shares of stock of each such series; and

          (f) the shares of each series of the Preferred Stock A shall possess such voting power, in addition to that provided for in paragraph 13, as shall have been fixed and determined by the Board of Directors in respect of the shares of stock of each such series.

          The description and terms of the Preferred Stock A of each series in the foregoing particulars and the number of shares constituting each series shall be fixed and determined by the Board of Directors at the time of the authorization of the issue of the original shares of each such series. All shares of each series shall be alike in every particular.

          5. The Preference Stock may be issued from time to time by resolution or resolutions adopted by the Board of Directors, either in whole or in part as one or more series, each series to be appropriately designated by distinguishing number, letter or title prior to the issue of any shares thereof.

          6. The Preference Stock of all series shall be of the same class and of equal rank and shall be identical in all respects except that

          (a) the maximum dividend rate of the Preference Stock of each series shall be such rate as shall have been fixed and determined by the Board of Directors to accrue in respect of the shares of stock of each such series from a date to be determined as hereinafter provided;

          (b) the terms and conditions on which the shares of each series may be redeemed and the amount or amounts per share which the Preference Stock of each series shall be entitled to receive in case of the redemption thereof shall be such as shall have been fixed and determined by the Board of Directors for each such series;

          (c) the amount per share which the Preference Stock of each series shall be entitled to receive in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, shall be such amount as shall have been fixed and determined by the Board of Directors for such purpose for each such series;

          (d)  a sinking fund or other retirement obligation may be provided for


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               any or all series of the Preference Stock, at such rate and on such terms as shall have been fixed and determined by the Board of Directors in respect of the shares of stock of each such series; and

          (e) the shares of any or all series of the Preference Stock may be made convertible into, or exchangeable for, shares of the Common Stock, at such price or prices, or at such rates of exchange and with such adjustments as shall have been fixed and determined by the Board of Directors in respect of the shares of stock of each such series.

          The description and terms of the Preference Stock of each series in the foregoing particulars and the number of shares constituting each series shall be fixed and determined by the Board of Directors at the time of the authorization of the issue of the original shares of each such series. All shares of each series shall be alike in every particular.

          7. In preference to the Preference Stock and the Common Stock, out of the surplus or net profits of this Corporation, as and when declared by the Board of Directors, the holders of the 4.50% Series Preferred Stock shall be entitled to receive dividends at but not exceeding the maximum dividend rate herein fixed and determined, and the holders of the other series of Preferred Stock and all series of the Preferred Stock A shall be entitled to receive dividends, in preference to the Preference Stock and the Common Stock, out of the surplus or net profits of this Corporation, as and when declared by the Board of Directors, at but not exceeding the maximum dividend rates fixed and determined by the Board of Directors and expressed in the certificates therefor, payable quarterly on January 1st, April 1st, July 1st, and October 1st in each year, before any dividends shall be declared or paid upon or set apart for the Preference Stock or the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of any series of the Preferred Stock, the Preferred Stock A or the Preference Stock, or the Common Stock. Such dividends on the Preferred Stock shall be cumulative from January 1, 1951, as to all shares issued on or before and outstanding on January 1, 1951; such dividends on all the Preferred Stock issued after January 1, 1951 and on the Preferred Stock A shall be cumulative from such date or dates as the Board of Directors shall fix at the time of issue thereof, or if no such date or dates shall be fixed, then from the respective dates of issue thereof, so that if in any dividend period or periods full cumulative dividends, at the maximum rates fixed and determined therefor, accrued on all outstanding shares of Preferred Stock and Preferred Stock A for all past dividend periods and for the then current dividend period, shall not have been paid, the deficiency shall be declared and paid or set apart for payment before any dividends shall be declared or paid upon or set apart for the Preference Stock or for the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of any series of the Preferred Stock, the Preferred Stock A or the Preference Stock, or the Common Stock.

          If at any time Preferred Stock or Preferred Stock A of more than one series shall be outstanding, any dividends paid upon the Preferred Stock or the Preferred Stock A in an amount less than full cumulative dividends accrued or in arrears upon all the Preferred Stock and the Preferred Stock


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     A outstanding shall be divided among the outstanding series of the
     Preferred Stock and the Preferred Stock A in proportion to the aggregate amounts which would be distributable to each series of the Preferred Stock and the Preferred Stock A if full cumulative dividends were at said time to be declared and paid thereon.

          8. Subject to the prior rights and preferences of the Preferred Stock and the Preferred Stock A hereinbefore set forth, out of the surplus or net profits of this Corporation remaining after full cumulative dividends as aforesaid upon all series of the Preferred Stock and the Preferred Stock A then outstanding have been paid for all past dividend periods and after full cumulative dividends upon all series of the Preferred Stock and the Preferred Stock A for the current dividend period have been declared and paid or set apart for payment, then, as and when declared by the Board of Directors, the holders of the Preference Stock of all series shall be entitled to receive dividends at but not exceeding the maximum dividend rates fixed and determined by the Board of Directors and expressed in the resolution or resolutions authorizing the creation and issuance of each such series, payable quarterly on January 1st, April 1st, July 1st, and October 1st in each year, before any dividends shall be declared or paid upon or set apart for the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of the Preference Stock of any series or the Common Stock. Such dividends on the Preference Stock shall be cumulative from such date or dates as the Board of Directors shall fix at the time of issue thereof, or if no such date or dates shall be fixed, then from the respective dates of issue thereof, so that if in any dividend period or periods full cumulative dividends, at the maximum rates fixed and determined therefor, accrued on all outstanding shares of Preference Stock for all past dividend periods and for the then current dividend period, shall not have been paid, the deficiency shall be declared and paid or set apart for payment before any dividends shall be declared or paid upon or set apart for the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of the Preference Stock of any series or the Common Stock.

          If at any time the Preference Stock of more than one series shall be outstanding, any dividends paid upon the Preference Stock in an amount less than full cumulative dividends accrued or in arrears upon all the Preference Stock outstanding shall be divided among the outstanding series of Preference Stock in proportion to the aggregate amounts which would be distributable to the Preference Stock of each series if full cumulative dividends were at said time to be declared and paid thereon.

          9. Subject to the prior rights and preferences of the Preferred Stock, the Preferred Stock A and the Preference Stock hereinbefore set forth, out of any surplus or net profits of this Corporation remaining after full cumulative dividends as aforesaid upon all series of the Preferred Stock, the Preferred Stock A and the Preference Stock then outstanding have been paid for all past dividend periods and after full cumulative dividends upon all series of the Preferred Stock, the Preferred Stock A and the Preference Stock for the current dividend period have been declared and paid or set apart for payment and after making such provision, if any, as the Board of Directors may deem necessary for working capital, then and not otherwise, dividends may be declared and paid upon the Common Stock, to the exclusion


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     of the holders of the Preferred Stock, the Preferred Stock A and the
     Preference Stock, and no holder of any series of the Preferred Stock, the Preferred Stock A or the Preference Stock shall be entitled to receive or shall receive dividends in excess of the maximum dividend rates herein set forth or fixed in the certificates therefor or in the resolution or resolutions authorizing the creation and issuance of each such series.


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          The right to receive any dividends which may be declared payable in stock of any class is vested in the holders of the Common Stock exclusively, but no such dividends shall be declared in any dividend period unless full cumulative dividends upon all series of the Preferred Stock, the Preferred Stock A and the Preference Stock then outstanding shall have been paid for all past dividend periods and shall have been declared and paid or set apart for payment for the current dividend period.

          10. All series of the Preferred Stock and the Preferred Stock A shall be preferred as to both earnings, and assets, and in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, before any assets of the Corporation shall be distributed among or paid over to the holders of the Preference Stock or the Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid One Hundred Dollars ($100.00) per share, and the holders of the Preferred Stock A of each series shall be entitled to be paid that amount which shall have been fixed and determined for such purpose by the Board of Directors in the resolution or resolutions authorizing the creation and issuance of each such series, in each case together with a sum of money equivalent in the case of each share of stock to all cumulative dividends on the Preferred Stock or the Preferred Stock A, as the case may be, accrued and in arrears thereon, before any distribution of the assets shall be made to the holders of the Preference Stock or the Common Stock, but the holders of the Preferred Stock and the Preferred Stock A shall not be entitled to any further participation in such distribution, and the holders of the Common Stock, subject to the prior rights and preferences of the Preference Stock, shall be entitled, to the exclusion of the holders of the Preferred Stock, the Preferred Stock A and the Preference Stock, to share ratably in all the assets of this Corporation remaining after payment to the holders of the Preferred Stock, and the Preferred Stock A and the Preference Stock of their full preferential amounts. If upon any such liquidation, dissolution or winding up of this Corporation, the assets distributable among the holders of the Preferred Stock and the Preferred Stock A shall be insufficient to permit the payment in full to such holders of the preferential amounts aforesaid, then the entire assets of this Corporation to be distributed shall be distributed among the holders of the Preferred Stock and the Preferred Stock A then outstanding ratably in proportion to the full preferential amounts to which they are respectively entitled.

          11. As hereinbefore set forth, the Preference Stock of all series shall rank junior to all series of the Preferred Stock and the Preferred Stock A with respect to both earnings, and assets, and in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, after payment to the holders of the Preferred Stock and the Preferred Stock A of all amounts payable to them in such event and before any assets of the Corporation shall be distributed among or paid over to the holders of the Common Stock, the holders of the Preference Stock of each series shall be entitled to be paid that amount which shall have been fixed and determined for such purpose by the Board of Directors in the resolution or resolutions authorizing the creation and issuance of each such series, in each case together with a sum of money equivalent in the case of each share of stock to all cumulative dividends on the Preference Stock, accrued and in arrears thereon, before any distribution of the assets shall be made to the holders of the Common


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     Stock, but the holders of the Preference Stock shall not be entitled to any further participation in such distribution, and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, the Preferred Stock A and the Preference Stock, to share ratably in all the assets of this Corporation remaining after payment to the holders of the Preferred Stock, the Preferred Stock A and the Preference Stock of their full preferential amounts aforesaid. If upon any such liquidation, dissolution or winding up of this Corporation, the assets distributable among the holders of the Preference Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts aforesaid, then the entire assets of this Corporation to be distributed, after payment to the holders of the Preferred Stock and the Preferred Stock A of all amounts payable to them in such event, shall be distributed among the holders of the Preference Stock then outstanding ratably in proportion to the full preferential amounts to which they are entitled.

          Nothing in paragraph 10 or this paragraph 11 shall be deemed to prevent the purchase or redemption of any series of the Preferred Stock, the Preferred Stock A or the Preference Stock, in any manner permitted by paragraph 12. A consolidation or merger of this Corporation with any other corporation or corporations shall not be regarded as a liquidation, dissolution or winding up of this Corporation within the meaning of paragraph 10 or this paragraph 11, but no such consolidation or merger shall in any manner impair the rights or preferences of any of the Preferred Stock, the Preferred Stock A or the Preference Stock.

          12. This Corporation may at the option of the Board of Directors from time to time on any dividend payment date redeem the whole or any part of any series of the Preferred Stock, the Preferred Stock A or the Preference Stock; with respect to the Preferred Stock, by paying One Hundred Dollars ($100.00) per share for each share thereof so redeemed, plus a premium of such additional amount per share as herein fixed and determined for the 4.50% Series Preferred Stock, and in the case of any other series of the Preferred Stock, such premium, if any, as shall have been fixed and determined by the Board of Directors, together in each case with the amount of any dividends accrued and in arrears thereon; with respect to the Preferred Stock A and the Preference Stock, by paying the appropriate amount per share which shall have been fixed and determined by the Board of Directors in the resolution or resolutions authorizing the creation and issuance of each such series of the Preferred Stock A or the Preference Stock, together in each case with the amount of any dividends accrued and in arrears thereon. Notice of such election to redeem shall, not less than thirty days prior to the dividend date upon which the stock is to be redeemed, be mailed to each holder of stock so to be redeemed at his address as it appears on the books of the Corporation. In case less than all of the outstanding Preferred Stock, the Preferred Stock A or the Preference Stock of any series is to be redeemed, the amount to be redeemed may be determined by the Board of Directors; the method of effecting such redemption, whether by lot or pro rata or otherwise, is to be determined by the Board of Directors at the time of issuance. If, on or before the redemption date named in such notice, the funds necessary for such redemption shall have been set aside by the Corporation so as to be available for payment on demand to the holders of the stock so called for redemption, then, notwithstanding that any certificate of stock so called for redemption shall not have been surrendered for cancellation, the


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     dividends thereon shall cease to accrue from and after the date of redemption so designated, and all rights with respect to such stock so called for redemption, including any right to vote or otherwise participate in the determination of any proposed corporate action, shall forthwith after such redemption date cease and determine, except only the right of the holder to receive the redemption price therefor but without interest.

          13. Except as otherwise required by the laws of Delaware and except as may be otherwise provided herein and by the Board of Directors in accordance with paragraphs 2(e) and 4(f), the holders of the Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes, and the holders of the Preferred Stock, the Preferred Stock A and the Preference Stock shall have no voting power, and no owner or holder thereof shall vote thereon or be entitled to receive notice of any meeting of the stockholders; provided that if at any time and whenever cumulative dividends on the Preferred Stock or on the Preferred Stock A shall be in default and unpaid, in whole or in part, for a period of one year, the holders of the Preferred Stock and the Preferred Stock A shall have the same voting powers as the holders of the Common Stock, to-wit: one vote for each share of stock; and further provided that if at any time and whenever cumulative dividends on the Preference Stock shall be in default and unpaid, in whole or in part, for a period of one year, the holders of the Preference Stock shall have the same voting powers as the holders of the Common Stock, to-wit: one vote for each share of stock, and the holders of the Preferred Stock and the Preferred Stock A or the Preference Stock, as the case may be, shall be entitled to receive notices of meetings of stockholders, and such voting power shall so continue to vest in the holders of the Preferred Stock and the Preferred Stock A or the Preference Stock, as the case may be, until all arrears in the payment of cumulative dividends on the Preferred Stock and the Preferred Stock A or on the Preference Stock, as the case may be, shall have been paid and the dividends thereon for the current dividend period shall have been declared and the funds for the payment thereof set aside, on the condition, however, that as often as thereafter defaulted dividends shall have been paid in full and provision made for the current dividend as herein provided (and such payment shall be made as promptly as shall be consistent with the best interests of the Corporation), the holders of the Preferred Stock and the Preferred Stock A or of the Preference Stock, as the case may be, shall be divested of such voting power and the voting power shall revest exclusively in the holders of the Common Stock, subject always to the same provisions for the vesting of voting power in the holders of the Preferred Stock and the Preferred Stock A or of the Preference Stock, as the case may be, in case of any similar default or defaults in the payment of cumulative dividends either on the Preferred Stock or the Preferred Stock A or on the Preference Stock, as the case may be, for one year and the revesting of such entire voting power in the holders of the Common Stock, in the event that such default or defaults shall be cured as above provided.

          14. The vote or consent of the holders of a majority of the Preference Stock at the time outstanding, voting as a class, shall be required for any amendment of the Certificate of Incorporation altering materially any existing provision of the Preference Stock, for the creation, or an increase in the authorized amount, of any class of stock ranking, as to


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     earnings, and assets, prior to, or on a parity with, the Preference Stock, or for an increase in the authorized amount of the Preference Stock; provided, however, that if any amendment of the Certificate of Incorporation shall affect adversely the rights or preferences of one or more, but not all, of the series of the Preference Stock at the time outstanding or shall unequally adversely affect the rights or preferences of different series of the Preference Stock at the time outstanding, the vote or consent of the holders of a majority of such shares of each such series so adversely or unequally adversely affected shall be required in lieu of or (if such vote or consent is required by law) in addition to the vote or consent of the holders of a majority of the outstanding shares of the Preference Stock, voting as a class.

          15. No holder of stock of this Corporation of any class shall have any pre-emptive or preferential rights of subscription to any shares of any class of stock of this Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine, and at such price as the Board of Directors may from time to time fix and determine pursuant to the authority conferred by this Certificate; and any shares of stock or convertible obligations which the Board of Directors may determine to offer for subscription to the holders of stock may, as said Board shall determine, be offered exclusively to holders of the Preferred Stock, to holders of the Preferred Stock A, to holders of the Preference Stock or to holders of the Common Stock, or partly to the holders of the Preferred Stock, partly to the holders of the Preferred Stock A, partly to the holders of the Preference Stock and partly to the holders of the Common Stock, and in such case in such proportions as among said classes of stock as the Board of Directors in its discretion may determine.


                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                     CONTAINED IN CERTIFICATE OF DESIGNATION
                         OF 4.70% SERIES PREFERRED STOCK
                             FILED NOVEMBER 29, 1955

          RESOLVED that, pursuant to authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of fifty thousand (50,000) shares of Preferred Stock of the Corporation (the Preferred Stock of all series as a class being hereinafter called the "Preferred Stock"), and hereby fixes the designation and the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of such series (in addition to the designation, powers, preferences and rights, and the qualifications, limitations or restrictions of such series set forth in the Certificate of Incorporation, as amended, which are applicable to the Preferred Stock of all Series), as follows:

          1. The designation of the Series shall be "4.70% Series Preferred Stock" (Cumulative) (hereinafter called the "4.70% Series") and the number of shares which shall constitute said Series shall be 50,000; and such number shall not be increased.

          2. The annual dividend rate of the 4.70% Series shall be four and seventy hundredths per cent. (4.70%) of the par value of said shares, and no more, and the date from which dividends shall accrue in respect of all shares of the 4.70% Series shall be the date of issue thereof.

          3. The price at which the shares of the 4.70% Series may be redeemed shall be as specified in Paragraph 6 of Article FOURTH of the Certificate of Incorporation, as amended, plus a premium as follows: $5 per share to and including January 1, 1961; $4 per share thereafter to and including January 1, 1966; $3 per share thereafter to and including January 1, 1971; and $2 per share thereafter; together with the amount of any dividends accrued and in arrears thereon.

          4. So long as any of the shares of the 4.70% Series are outstanding, in addition to any other vote or consent of stockholders required in the Certificate of Incorporation, as amended, or by law, the vote or consent of the holders of at least sixty-six and two-thirds per cent. (66-2/3%) of the shares of the 4.70% Series at the time outstanding, given in person or by proxy, either in writing without a meeting (if permitted by law) or at any meeting called for the purpose, shall be necessary to effect or validate:

          (a) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, or By-Laws of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of the 4.70% Series;

          (b) the authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class ranking prior to the Preferred Stock;

          (c) the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, or the sale, lease or conveyance by the Corporation of all or substantially all its property or assets;

          (d) the merger or consolidation of the Corporation with or into any other corporation, unless the Corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock and no other securities convertible into stock of any class either authorized or outstanding which stock shall rank prior to the Preferred Stock, except the same number of shares of such stock and the same amount of such other securities with the same rights and preferences as such stock and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

          (e) the purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Preferred Stock at the time outstanding unless the full dividend on all shares of Preferred Stock of all series then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart; provided, however, that the amendment of the provisions of the Certificate of Incorporation, as amended, so as to authorize or create or to increase the authorized amount (a) of the Common Stock and any other class of stock of the Corporation hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or (b) of stock of any class ranking on a parity with the Preferred Stock, shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the 4.70% Series; and provided further, that no such consent of the holders of the 4.70% Series shall be required, if at or prior to the time when such amendment, alteration or repeal is to take effect or when the authorization, creation or increase of any such prior stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution or winding up, sale, lease, conveyance, purchase or redemption is to take effect, as the case may be, either (I) the consent of the holders of at least sixty-six and two-thirds per cent. (66-2/3%) of the shares of the Preferred Stock at the time outstanding shall have been so given to any such action except an amendment, alteration or repeal affecting the shares of the 4.70% Series differently from other series of Preferred Stock, or (II) provision is to be made for the redemption of all shares of the 4.70% Series at the time outstanding.

          5. So long as any shares of the 4.70% Series are outstanding, in addition to any other vote or consent of stockholders required in the Certificate of Incorporation, as amended, or by law, the vote or consent of the holders of a majority of the shares of the 4.70% Series at the time outstanding, given in person or by proxy, either in writing without a meeting (if permitted by law) or at any meeting called for the purpose, shall be necessary to effect or validate any increase in the authorized amount of the Preferred Stock, or the authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class ranking on a parity with the Preferred Stock including any such action taken in connection with the merger or consolidation of the Corporation with or into any other corporation by either party thereto; provided, however, that no such consent of the holders of the 4.70% Series shall be required if, at or prior to the time the authorization or increase of any such parity stock or convertible security or any such additional shares of Preferred Stock is to be made, as the case may be, either (I) the consent of the holders of a majority of the shares of the Preferred Stock at the time outstanding shall have been so given to any such action, or (II) provision is to be made for the redemption of all shares of the 4.70% Series at the time outstanding.

          6. No sinking fund or other retirement obligation shall be provided for the shares of the 4.70% Series.

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                     CONTAINED IN CERTIFICATE OF DESIGNATION
                         OF 5.10% SERIES PREFERRED STOCK
                              FILED APRIL 28, 1961

          RESOLVED that, pursuant to authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of fifty thousand (50,000) shares of Preferred Stock of the Corporation (the Preferred Stock of all series as a class being hereinafter called the "Preferred Stock"), and hereby fixes the designation and the preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of such series (in addition to the designation, powers, preferences and rights, and the qualifications, limitations or restrictions of such series set forth in the Certificate of Incorporation, as amended, which are applicable to the Preferred Stock of all Series), as follows:

               1. The designation of the Series shall be "5.10% Series Preferred Stock" (Cumulative) (hereinafter called the "5.10% Series") and the number of shares which shall constitute said Series shall be 50,000; such number shall not be increased and shall be decreased by the number of shares of said Series at any time retired by the Company.

               2. The annual dividend rate of the 5.10% Series shall be five and ten hundredths per cent (5.10%) of the par value of said shares, and no more, and the date from which dividends shall accrue in respect of all shares of the 5.10% Series shall be the date of issue thereof.

               3. The price at which the shares of the 5.10% Series may be redeemed shall be as specified in paragraph 6 of Article FOURTH of the Certificate of Incorporation, as amended, plus a premium as follows:
          $7.50 per share to and including January 1, 1966; $7.00 per share thereafter to and including January 1, 1967; $6.50 per share thereafter to and including January 1, 1968; $6.00 per share thereafter to and including January 1, 1969; $5.50 per share thereafter to and including January 1, 1970; $5.00 per share thereafter to and including January 1, 1971; $4.50 per share thereafter to and including January 1, 1972; $4.00 per share thereafter to and including January 1, 1973; $3.50 per share thereafter to and including January 1, 1974; $3.00 per share thereafter to and including January 1, 1975; $2.50 per share thereafter to and including January 1, 1977; $2.00 per share thereafter; together with the amount of any dividends accrued and in arrears thereon.

               4. So long as any of the shares of the 5.10% Series are outstanding, in addition to any other vote or consent of stockholders required in the Certificate of Incorporation, as amended, or by law, the vote or consent of the holders of at least sixty-six and two-thirds per cent. (66 2/3%) of the shares of the 5.10% Series at the time outstanding, given in person or by proxy, either in writing without a meeting (if permitted by law) or at any meeting called for the purpose, shall be necessary to effect or validate:

          (a) any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, as amended, or By-Laws of the Corporation, which affects adversely the voting powers, rights or preferences of the holders of the 5.10% Series;

          (b) the authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class ranking prior to the Preferred Stock;

          (c) the voluntary dissolution, liquidation or winding up of the affairs of the Corporation, or the sale, lease or conveyance by the Corporation of all or substantially all its property or assets;

          (d) the merger or consolidation of the Corporation with or into any other corporation, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock and no other securities convertible into stock of any class either authorized or outstanding which stock shall rank prior to the Preferred Stock, except the same number of shares of such stock and the same amount of such other securities with the same rights and preferences as such stock and securities of the Corporation respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

          (e) the purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Preferred Stock at the time outstanding unless the full dividend on all shares of Preferred Stock of all series then outstanding shall have been paid or declared and a sum sufficient for payment thereof set apart;

          provided, however, that the amendment of the provisions of the Certificate of Incorporation, as amended, so as to authorize or create or to increase the authorized amount (a) of the Common Stock and any other class of stock of the Corporation hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or (b) of any class ranking on a parity with the Preferred Stock, shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of the 5.10% Series; and provided further, that no such consent of the holders of the 5.10% Series shall be required, if at or prior to the time when such amendment, alteration or repeal is to take effect or when the authorization, creation or increase of any such prior stock or convertible security is to be made, or when such consolidation or merger, voluntary liquidation, dissolution or winding up, sale, lease, conveyance, purchase or redemption is to take effect, as the case may be, either (i) the consent of the holders of at least sixty-six and two-thirds per cent. (66 2/3%) of the shares of the

          Preferred Stock at the time outstanding shall have been so given to any such action except an amendment, alteration or repeal affecting the shares of the 5.10% Series differently from other series of Preferred Stock, or (ii) provision is to be made for the redemption of all shares of the 5.10% Series at the time outstanding.

               5. So long as any shares of the 5.10% Series are outstanding, in addition to any other vote or consent of stockholders required in the Certificate of Incorporation, as amended, or by law, the vote or consent of the holders of a majority of the shares of the 5.10% Series at the time outstanding, given in person or by proxy, either in writing without a meeting (if permitted by law) or at any meeting called for the purpose, shall be necessary to effect or validate any increase in the authorized amount of the Preferred Stock, or the authorization or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class ranking on a parity with the preferred Stock including any such action taken in connection with the merger or consolidation of the Corporation with or into any other corporation by either party thereto; provided, however, that no such consent of the holders of the 5.10% Series shall be required if, at or prior to the time the authorization or increase of any such parity stock or convertible security or any such additional shares of Preferred Stock so to be made, as the case may be, either (i) the consent of the holders of a majority of the shares of the Preferred Stock at the time outstanding shall have been so given to any such action, or (ii) provision is to be made for the redemption of all shares of the 5.10% Series at the time outstanding.

               6. As a sinking fund for the retirement of the shares of the 5.10% Series, the Company agrees to purchase (out of any funds of the Company legally available therefor after full dividends on the Preferred Stock of all Series then outstanding for all past dividend periods and for the current period have been paid or declared and a sum sufficient for the payment thereof set apart) 1,000 shares of the 5.10% Series in each year, commencing January 1, 1962, at the price of $100 per share together with the amount of any dividends accrued and unpaid thereon; provided that no shares of the 5.10% Series shall be purchased pursuant to this paragraph unless tendered by the holders thereof as hereinafter provided; and provided further that the purchase obligation of the Company under this paragraph shall not be cumulative from year to year even though less than 1,000 shares of said Series may be purchased in any year if in such year the Company shall have duly called for tenders and purchased shares duly tendered as hereinafter provided. Shares of the 5.10% Series purchased pursuant to this paragraph shall be cancelled and retired. The Company will, at least 40 and not more than 50 days before each January 1, mail a letter to all holders of record of shares of the 5.10% Series, stating that it is calling for tenders of 1,000 shares of said Series for purchase and retirement under the sinking fund on the following January 1, at $100 per share and accrued and unpaid dividends; the letter shall ask each holder of shares of the 5.10% Series to indicate, by return letter to be received by the Company at a date fixed at least 20 and not more than 25 days before such January 1, the number of shares, if any, which such holder tenders for sale; if more than 1,000 shares are duly tendered by all holders of record, the Company shall first purchase from each holder tendering shares the number of shares tendered up to a number of shares (rounding to the nearest 10 shares) equal as nearly as practicable to 2% of the sum of
          (i) the number of shares of the 5.10% Series then of record in the name of such holder, and (ii) the number of shares of said Series previously retired that were of record in the name of such holder at the time of their redemption or purchase for retirement, and thereafter purchases shall be made pro rata (as nearly as practicable and rounding to the nearest 10 shares) on the basis of the shares of said Series duly tendered for sale or, in the case of holders duly tendering 1,000 shares, held of record; within three days after the date on which tenders are to be received, the Company shall by letter notify all holders of record of shares of the 5.10% Series of the number of shares tendered and the number of shares held by each holder to be retired; and the Company shall make payment for shares purchased pursuant to this paragraph upon surrender of stock certificates to the Transfer Agent on or after the January 1 retirement date.

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                    CONTAINED IN CERTIFICATE OF DESIGNATIONS
                          OF SERIES B PREFERENCE STOCK
                              FILED AUGUST 16, 2002

          WHEREAS, on November 12, 1998, the Board of Directors created a new series of Preference Stock, without par value, of the Company to be designated the Series B Preference Stock, (the "Series B Preference Stock"), authorized 60,000 shares of Series B Preference Stock, and fixed the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation of the Company, which are applicable to the Preference Stock); and the Board of Directors of the Corporation approved a Certificate of Designations for the Series B Preference Stock (the "1998 Certificate of Designations"), which sets forth the powers, designations, preferences and relative rights, and the qualifications, limitations, or restrictions thereof, and the 1998 Certificate of Designations was filed with the Secretary of State of Delaware on November 13, 1998; and

          WHEREAS, the Board of Directors desires to increase the number of shares authorized under the 1998 Certificate of Designations to 125,000;

          NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of MDU Resources Group, Inc. (the "Corporation") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby approves the Certificate of Designations of Series B Preference Stock of the Company, as amended and restated, which designates the Series B Preference Stock, establishes the number of shares for the Series B Preference Stock, and fixes the preferences, relative rights, and limitations thereof (in addition to the provisions set forth in the Restated Certificate of Incorporation of the Company, which are applicable to the Preference Stock) as follows:

          Series B Preference Stock:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Preference Stock" (the "Series B Preference Stock") and the number of shares constituting the Series B Preference Stock shall be 125,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preference Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preference Stock.

          Section 2. Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock or Preferred Stock A (or any similar stock) ranking prior and superior to the Series B Preference Stock with respect to dividends, the holders of shares of Series B Preference Stock, equally with holders of all other series of Preference Stock and in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preference Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series B Preference Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series B Preference Stock shall have no voting rights except as otherwise provided by law or as set forth in the Corporation's Certificate of Incorporation.

          Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preference Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preference Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series B Preference Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series B Preference Stock, except dividends paid ratably on the Series B Preference Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series B Preference Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preference Stock; or

          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preference Stock, or any shares of stock ranking on a parity with the Series B Preference Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series B Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preference Stock and may be reissued as part of a new series of Preference Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preference Stock or any similar stock or as otherwise required by law.

          Section 6. Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution, or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series B Preference Stock unless, prior thereto, the holders of shares of Series B Preference Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preference Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series B Preference Stock, except distributions made ratably on the Series B Preference Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preference Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preference Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preference Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. No Redemption. The shares of Series B Preference Stock shall not be redeemable.

          Section 9. Rank. The Series B Preference Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any class of the Corporation's Preferred Stock and Preferred Stock A, shall rank equally with all other series of the Corporation's Preference Stock, and shall rank superior to the Common Stock and any other class or series of junior stock.

          Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series B Preference Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preference Stock, voting together as a single class.

          FIFTH. The number of shares with which this Corporation will commence business is ten (10).

          SIXTH. The names and places of residence of the subscribers to the capital stock and the number of shares subscribed for by each are as follows:

Name                    Residence                       No. of Shares
----                    ---------                       -------------

T. L. Croteau           Wilmington, Delaware                 8
M. A. Bruce             Wilmington, Delaware                 1
A. M. Hoven             Wilmington, Delaware                 1

          SEVENTH. The Corporation is to have perpetual existence.

          EIGHTH. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          Except as otherwise set forth therein, to make, alter or repeal the By-Laws of the Corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

          By resolution or resolutions, passed by a majority of the whole Board to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

          The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

          Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of the surviving Corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

          TENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          ELEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          TWELFTH. Part I. For the purposes of this Article TWELFTH, the following terms shall have the meaning hereinafter set forth:

          (a) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1985.

          (b) A person shall be a "Beneficial Owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as herein defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has
          (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (c) "Business Combination" shall mean any of the following:

               (i) any merger or consolidation of the Corporation or any Subsidiary with (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; or

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more but shall not include transactions between the Corporation and its Subsidiaries; or

               (iii) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or,

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, statutory share exchange, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

          (d) "Continuing Director" shall mean any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with, and not a nominee of, the Interested Stockholder (as such term is used in the context of a Business Combination) and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and is designated to succeed a Continuing Director by two-thirds of Continuing Directors then on the Board.

          (e) "Fair Market Value" means:

               (i) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape for the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if NASDAQ is not then in use, any other system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by two-thirds of the Continuing Directors in good faith; and

               (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          (f) "Institutional Voting Stock" shall mean any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks and/or similar financial institutions or institutional investors.

          (g) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the Beneficial Owner, directly or indirectly, of more than 10 percent of the voting power of the then outstanding Voting Stock; or

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question, became the Beneficial Owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          For the purpose of determining whether a person is an Interested Stockholder pursuant to this paragraph (g), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (b) of this Part I but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (h) In the event of any Business Combination in which the Corporation survives the phrase "consideration other than cash to be received" as used in Sections (a) and (b) of Part II of this Article TWELFTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          (i) A "person" shall mean any individual, firm, partnership, trust, corporation or other entity.

          (j) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (g) of this Part I, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (k) "Voting Stock" shall mean each share of stock of the Corporation generally entitled to vote in elections of directors.

          The Continuing Directors of the Corporation shall have the power and duty to determine, for the purposes of this Article TWELFTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine the applicability of the various provisions of this Article TWELFTH, including (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether a class of Voting Stock is Institutional Voting Stock. Any such determination made in good faith shall be binding and conclusive on all parties.


                                    PART II.

          Except as otherwise expressly provided in Part III of this Article TWELFTH and in addition to any other provision of law and as may otherwise be set forth in the Certificate of Incorporation, the consummation of any Business Combination shall require that all of the following conditions shall have been met:

          (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (B) in the transaction in which it became an Interested Stockholder, whichever is highest;

               (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article TWELFTH as the "Determination Date"), whichever is higher; and

               (iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (ii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock.

          (b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock (and other than Institutional Voting Stock), shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

               (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date or (B) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

               (iv) (if applicable) the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph (b)(iii) above, multiplied by the ratio of (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (B) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

          (c) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

          (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

               (i) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock;

               (ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors; and

               (iii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

          (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (f) A proxy or information statement describing the proposed Business Combination and containing the information specified for proxy or information statements under the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least thirty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).


                                    PART III.

          Unless the Business Combination shall have been approved by two-thirds of the Continuing Directors, (a) the provisions of Part II of this Article TWELFTH shall be applicable to each particular Business Combination, and (b) any such Business Combination shall be approved by the affirmative vote of at least four-fifths of the voting power of all shares of Voting Stock (considered for purposes of this Article TWELFTH as one class, it being understood that for purposes of this Article TWELFTH, each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of the Certificate of Incorporation).

                                    PART IV.

          Nothing contained in this Article TWELFTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          THIRTEENTH. (a) The business and affairs of the Corporation shall be managed by the Board of Directors consisting of not less than six nor more than fifteen persons. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by two-thirds of the Continuing Directors. The directors need not be elected by ballot unless required by the By-Laws of the Corporation.

          The Board of Directors shall be divided into three classes as nearly equal in number as may be. The initial term of office of each director in the first class shall expire at the annual meeting of stockholders in 1986; the initial term of office of each director in the second class shall expire at the annual meeting of stockholders in 1987; and the initial term of office of each director in the third class shall expire at the annual meeting of stockholders in 1988. At each annual election commencing at the annual meeting of stockholders of 1986, the successors to the class of directors whose term expires at that time shall be elected to hold office for a term of three years to succeed those whose term expires, so that the term of one class of directors shall expire each year. Each director shall hold office for the term for which he is elected or appointed and until his successor shall be elected and qualified or until his death, or until he shall resign or be removed.

          In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as may be.

          (b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a two-thirds vote of the Continuing Directors then in office, or a sole remaining director, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. If one or more directors shall resign from the Board effective as of a future date, such vacancy or vacancies shall be filled pursuant to the provisions hereof, and such new directorship(s) shall become effective when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

          (c) Any director or the entire Board of Directors may be removed; however, such removal must be for cause and must be approved as set forth in this Section. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been grossly negligent in the performance of his duties to the Corporation; or
(iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal.

          Removal for cause, as cause is defined above, must be approved by at least a majority vote of the shares of the Corporation then entitled to be voted at an election for that director, and the action for removal must be brought within three months of such conviction or adjudication.

          Notwithstanding the foregoing, and except as otherwise provided by law, in the event that Preferred Stock of the Corporation is issued and holders of any one or more series of such Preferred Stock are entitled, voting separately as a class, to elect one or more directors of the Corporation to serve for such terms as set forth in the Certificate of Incorporation, the provisions of this Article THIRTEENTH, Section (c), shall also apply, in respect to the removal of a director or directors so elected to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

          (d) Any directors elected pursuant to special voting rights of one or more series of Preferred Stock, voting as a class, shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions, unless expressly stated.

          FOURTEENTH. The Board of Directors, in evaluating any proposal by another party to (a) make a tender or exchange offer for any securities of the Corporation, (b) effect a Business Combination (as defined in Article TWELFTH), or (c) effect any other transaction having an effect upon the properties, operations or control of the Corporation similar to a tender or exchange offer or Business Combination, as the case may be, whether by an Interested Stockholder (as defined in Article TWELFTH or otherwise, may, in connection with the exercise of its judgment as to what is in the best interests of the Corporation and its stockholders, give due consideration to the following:

          (i) the consideration to be received by the Corporation or its stockholders in connection with such transaction in relation not only to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition, future prospects and future value as an independent Corporation;

          (ii) the character, integrity and business philosophy of the other party or parties to the transaction and the management of such party or parties;

          (iii) the business and financial conditions and earnings prospects of the other party or parties to the transaction, including, but not limited to, debt service and other existing or likely financial obligations of such party or parties, the intention of the other party or parties to the transaction regarding the use of the assets of the Corporation to finance the acquisition, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located;

          (iv) the projected social, legal and economic effects of the proposed action or transaction upon the Corporation or its Subsidiaries, its employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation and its Subsidiaries do business;

          (v) the general desirability of the continuance of the Corporation as an independent entity; and

          (vi) such other factors as the Continuing Directors may deem relevant.

          FIFTEENTH. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least four-fifths of the voting power of the then outstanding Voting Stock shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with, Articles TWELFTH, THIRTEENTH, FOURTEENTH, FIFTEENTH and SIXTEENTH of this Certificate of Incorporation, provided that such four-fifths vote shall not be required for any amendment, alteration, change or repeal recommended to the stockholders by two-thirds of the Continuing Directors, as defined in Article TWELFTH.

          SIXTEENTH. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Chairman or President and shall be called by the Chairman, President or the Secretary upon the written request of two-thirds of the Continuing Directors. Stockholders of the Corporation shall not be entitled to request a special meeting of stockholders.

          SEVENTEENTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

          IN WITNESS WHEREOF, MDU Resources Group, Inc. has caused its corporate seal to be hereunto affixed, and this Restated Certificate of Incorporation to be signed by Martin A. White, its President and Chief Executive Officer, and Lester H. Loble, II, its Secretary, on May 15, 2003.

                                        MDU RESOURCES GROUP, INC.

ATTEST:



/s/ Lester H. Loble, II                 By:/s/ Martin A. White
-----------------------                    -------------------------------------
Lester H. Loble, II                        Martin A. White
Secretary                                  President and Chief Executive Officer




STATE OF NORTH DAKOTA      )
                           ) ss.
COUNTY OF BURLEIGH         )

          On May 15, 2003, before me, Bruce J. Gallagher, a Notary Public for the State of North Dakota, personally appeared Martin A. White and Lester H. Loble, II, personally known by me to be the President and Chief Executive Officer and the Secretary, respectively, of MDU Resources Group, Inc., and they severally acknowledged that the execution of said Certificate is their act and deed and the act and deed of said corporation and that the facts therein stated are true.

          Given under my hand and seal of office the day and year aforesaid.


                                        /s/ Bruce J. Gallagher
                                        ----------------------------------------
                                        Bruce J. Gallagher, Notary Public
                                        Burleigh County, North Dakota
(NOTARY SEAL)                           My Commission expires:  8-23-07


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